Exhibit 99.1

FedEx Corp. Reports First Quarter Earnings

Cyberattack Lowers Results

MEMPHIS, Tenn., September 19, 2017 ... FedEx Corp. (NYSE: FDX) today reported earnings of $2.19 per diluted share ($2.51 per diluted share on an adjusted basis) for the first quarter ended August 31, compared to earnings of $2.65 per diluted share ($2.82 per diluted share on an adjusted basis) a year ago. Both as-reported and adjusted earnings reflect the estimated negative impact of the June 27 cyberattack affecting TNT Express ($0.79 per diluted share) and Hurricane Harvey ($0.02 per diluted share).

This year’s and last year’s quarterly consolidated earnings have been adjusted for:

Impact per diluted share	First Quarter
	Fiscal 2018	Fiscal 2017
TNT Express integration expenses	$0.30	$0.17
FedEx Trade Networks legal matters	0.02	—

“The first quarter posed significant operational challenges due to the TNT Express cyberattack and Hurricane Harvey, and I want to thank our team members for their extraordinary dedication and performance,” said Frederick W. Smith, FedEx Corp. chairman and chief executive officer. “We are confident of our prospects for long-term profitable growth, and we reaffirm our commitment to improve operating income at the FedEx Express segment by $1.2 billion to $1.5 billion in fiscal 2020 versus fiscal 2017.”

First Quarter Results

FedEx Corp. reported the following consolidated results for the first quarter (adjusted measures exclude the items listed above for the applicable fiscal year):

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	Fiscal 2018		Fiscal 2017
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$15.3 billion	$15.3 billion	$14.7 billion	$14.7 billion
Operating income	$1.12 billion	$1.24 billion	$1.26 billion	$1.33 billion
Operating margin	7.3%	8.1%	8.6%	9.1%
Net income	$596 million	$683 million	$715 million	$760 million
Diluted EPS	$2.19	$2.51	$2.65	$2.82

Financial results during the quarter benefited from higher base rates at each of our transportation segments, which was more than offset by reduced revenue and increased expenses resulting from the TNT Express cyberattack, TNT Express integration expenses, higher costs at FedEx Ground, a higher tax rate, and the impact from Hurricane Harvey. Results also benefited from lower incentive compensation accruals.

The worldwide operations of TNT Express were significantly affected during the first quarter by the June 27 NotPetya cyberattack. Most TNT Express services resumed during the quarter and substantially all TNT Express critical operational systems have been restored. However, TNT Express volume, revenue and profit still remain below previous levels.

Outlook

FedEx is unable to forecast the fiscal 2018 year-end mark-to-market (MTM) pension accounting adjustments. As a result, the company is unable to provide fiscal 2018 earnings guidance on a GAAP basis.

The company is lowering its fiscal 2018 forecast due to the estimated full-year impacts of the TNT Express cyberattack. Before year-end MTM pension accounting adjustments, earnings are now projected to be $11.05 to $11.85 per diluted share for fiscal 2018. The earnings forecast before year-end MTM pension accounting adjustments and excluding expenses related to TNT Express integration and certain first quarter FedEx Trade Networks legal matters is now $12.00 to $12.80 per diluted share for fiscal 2018. These forecasts assume moderate economic growth and continued recovery from the cyberattack.

The capital spending forecast for fiscal 2018 remains $5.9 billion.

“The impact of the cyberattack on TNT Express and lower-than-expected results at FedEx Ground reduced our first quarter earnings,” said Alan B. Graf, Jr., FedEx Corp. executive vice president and chief financial officer.

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“We are currently executing plans to mitigate the full-year impact of these issues.”

2018 Rate Increases

As previously announced, effective January 1, 2018, FedEx Express, FedEx Ground and FedEx Freight will increase shipping rates by an average of 4.9%. Effective January 22, 2018, dimensional weight pricing will apply to FedEx SmartPost shipments. Details related to these and additional changes to rates and surcharges are available at fedex.com/rates2018.

FedEx Express Segment

For the first quarter, the FedEx Express segment (which includes TNT Express) reported (adjusted measures exclude TNT Express integration expenses):

	Fiscal 2018		Fiscal 2017
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$8.65 billion	$8.65 billion	$8.46 billion	$8.46 billion
Operating income	$433 million	$521 million	$610 million	$652 million
Operating margin	5.0%	6.0%	7.2%	7.7%

Revenue grew primarily due to higher U.S. domestic package base rates and strong international package growth, partially offset by the impact from the TNT Express cyberattack.

Operating results declined due to an estimated $300 million impact from the cyberattack, which was partially offset by the benefits from revenue growth, lower incentive compensation accruals and ongoing cost management initiatives. As-reported results include $88 million of TNT Express integration expenses.

FedEx Ground Segment

For the first quarter, the FedEx Ground segment reported:

	Fiscal 2018	Fiscal 2017	Change
Revenue	$4.64 billion	$4.29 billion	8%
Operating income	$626 million	$610 million	3%
Operating margin	13.5%	14.2%	(0.7 pts)

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Revenue increased primarily due to average daily package volume growth of 4% and higher commercial service base rates.

Operating income grew 3% due to revenue growth and lower incentive compensation accruals, which offset continued network expansion and staffing costs, higher purchased transportation expenses and increased self-insurance reserves.

FedEx Freight Segment

For the first quarter, the FedEx Freight segment reported:

	Fiscal 2018	Fiscal 2017	Change
Revenue	$1.75 billion	$1.66 billion	6%
Operating income	$176 million	$135 million	30%
Operating margin	10.0%	8.1%	1.9 pts

Revenue increased primarily due to higher base rates, increased weight per shipment and higher fuel surcharges. Average daily less-than-truckload (LTL) shipments grew 1% as the company continues its focus on revenue quality.

Operating results improved primarily due to the benefit from higher LTL revenue per shipment.

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenues of $61 billion, the company offers integrated business applications through operating companies competing collectively and managed collaboratively, under the respected FedEx brand. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 400,000 team members to remain “absolutely, positively” focused on safety, the highest ethical and professional standards and the needs of their customers and communities. To learn more about how FedEx connects people and possibilities around the world, please visit about.fedex.com.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs, Form 8-Ks, Statistical Books and first quarter fiscal 2018 Earnings Presentation. These materials, as well as a webcast of the earnings release conference call to be held at 5:00 p.m. EDT on September 19, are available on the company’s website at investors.fedex.com. A replay of the conference call webcast will be posted on our website following the call.

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The Investor Relations page of our website, investors.fedex.com, contains a significant amount of information about FedEx, including our Securities and Exchange Commission (“SEC”) filings and financial and other information for investors. The information that we post on our Investor Relations website could be deemed to be material information. We encourage investors, the media and others interested in the company to visit this website from time to time, as information is updated and new information is posted.

Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate, a significant data breach or other disruption to our technology infrastructure, the ongoing impact of the June 27 cyberattack affecting TNT Express, our ability to successfully integrate the businesses and operations of FedEx Express and TNT Express in the expected time frame, changes in fuel prices or currency exchange rates, our ability to match capacity to shifting volume levels, new U.S. domestic or international government regulation, our ability to effectively operate, integrate and leverage acquired businesses, our ability to achieve our FedEx Express segment profit improvement goal, legal challenges or changes related to owner-operators engaged by FedEx Ground and the drivers providing services on their behalf, disruptions or modifications in service by, or changes in the business or financial soundness of, the U.S. Postal Service, the impact from any terrorist activities or international conflicts and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and FedEx Corp.’s filings with the SEC. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Media Contact: Jess Bunn 901-818-7463

Investor Contact: Mickey Foster 901-818-7468

Home Page: fedex.com

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RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES

First Quarter Fiscal 2018 and Fiscal 2017 Results

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or “reported”). We have supplemented the reporting of our financial information determined in accordance with GAAP with certain non-GAAP (or “adjusted”) financial measures, including our adjusted first quarter fiscal 2018 and 2017 consolidated operating income and margin, net income and diluted earnings per share, and adjusted first quarter fiscal 2018 and 2017 FedEx Express segment operating income and margin. These financial measures have been adjusted to exclude the impact of the following items (as applicable):

•	TNT Express integration expenses; and

•	Charges related to certain pending U.S. Customs and Border Protection matters involving FedEx Trade Networks.

We expect to incur significant expenses over the next few years in connection with our integration of TNT Express. We have adjusted our first quarter fiscal 2018 and 2017 financial measures and the FedEx Express segment first quarter fiscal 2018 and 2017 financial measures to exclude these items because we generally would not incur such expenses as part of our continuing operations. The integration expenses are predominantly incremental costs directly associated with the integration of TNT Express, including professional and legal fees, salaries and wages, advertising expenses and travel. Internal salaries and wages are included only to the extent the individuals are assigned full-time to integration activities.

Charges related to certain FedEx Trade Networks legal matters are excluded from our first quarter fiscal 2018 non-GAAP financial measures because they are unrelated to our core operating performance and to assist investors with assessing trends in our underlying business.

We believe these adjusted financial measures facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of, or are unrelated to, the company’s and our business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating the company’s and each business segment’s ongoing performance.

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Our non-GAAP measures are intended to supplement and should be read together with, and are not an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of our financial statements should not place undue reliance on these non-GAAP financial measures. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP financial measures to the most directly comparable GAAP measures.

Fiscal 2018 Earnings Guidance

Our fiscal 2018 earnings guidance is a non-GAAP financial measure because it excludes the fiscal 2018 year-end MTM pension accounting adjustments, charges related to certain first quarter FedEx Trade Networks legal matters and projected fiscal 2018 TNT Express integration expenses, including any restructuring charges at TNT Express. We have provided this non-GAAP earnings guidance measure for the same reasons that were outlined above for historical non-GAAP measures.

We are unable to predict the amount of the year-end MTM pension accounting adjustments, as they are significantly impacted by changes in interest rates and the financial markets, so such adjustments are not included in our earnings guidance. For this reason, a full reconciliation of our fiscal 2018 earnings guidance to the most directly comparable GAAP measure is impracticable. It is reasonably possible, however, that our fourth quarter fiscal 2018 MTM pension accounting adjustments could have a material impact on our fiscal 2018 consolidated financial results. The last table included below outlines the impact of the items that are excluded from our earnings guidance, other than the year-end MTM pension accounting adjustments.

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First Quarter Fiscal 2018

FedEx Corporation

Dollars in millions, except EPS	Operating		Income	Net	Diluted Earnings
	Income	Margin	Taxes[1]	Income[2]	Per Share
GAAP measure	$1,117	7.3%	$386	$596	$2.19
TNT Express integration expenses[3]	112	0.7%	30	82	0.30
FedEx Trade Networks legal matters	7	0.1%	2	5	0.02

Non-GAAP measure	$1,236	8.1%	$418	$683	$2.51

FedEx Express Segment

Dollars in millions	Operating
	Income	Margin
GAAP measure	$433	5.0%
TNT Express integration expenses	88	1.0%

Non-GAAP measure	$521	6.0%

First Quarter Fiscal 2017

FedEx Corporation

	Operating		Income	Net	Diluted Earnings
Dollars in millions, except EPS	Income	Margin	Taxes[1]	Income[2]	Per Share
GAAP measure	$1,264	8.6%	$427	$715	$2.65
TNT Express integration expenses[3]	68	0.5%	23	45	0.17

Non-GAAP measure	$1,332	9.1%	$450	$760	$2.82

FedEx Express Segment

Dollars in millions	Operating
	Income	Margin
GAAP measure	$610	7.2%
TNT Express integration expenses	42	0.5%

Non-GAAP measure	$652	7.7%

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Fiscal 2018 Earnings Outlook

Dollars in millions, except EPS	Adjustments	Diluted Earnings Per Share
Earnings per diluted share before MTM pension accounting adjustments (non-GAAP)[4]		$11.05 to $11.85
TNT Express integration expenses	$350
Income tax effect[1]	(98)

Net of tax effect	$252	0.93

FedEx Trade Networks legal matters	$7
Income tax effect[1]	(2)

Net of tax effect	$5	0.02

Earnings per diluted share with adjustments[4]		$12.00 to $12.80

Notes:

1	– Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction.
2	– Effect of “Total other (expense) income” on net income amount not shown.
3	– These expenses were recognized at FedEx Corporate and FedEx Express.
4	– The year-end MTM pension accounting adjustments, which are impracticable to calculate at this time, are excluded.

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FEDEX CORP. FINANCIAL HIGHLIGHTS

First Quarter Fiscal 2018

(In millions, except earnings per share)

(Unaudited)

	Three Months Ended
	August 31
	2017	2016	%
Revenue:
FedEx Express segment	$8,652	$8,460	2%
FedEx Ground segment	4,639	4,290	8%
FedEx Freight segment	1,752	1,658	6%
FedEx Services segment	400	395	1%
Eliminations and other	(146)	(140)	(4%)

Total Revenue	15,297	14,663	4%
Operating Expenses:
Salaries and employee benefits	5,518	5,311	4%
Purchased transportation	3,445	3,240	6%
Rentals and landing fees	818	790	4%
Depreciation and amortization	751	739	2%
Fuel	703	650	8%
Maintenance and repairs	675	598	13%
Other	2,270	2,071	10%

Total Operating Expenses	14,180	13,399	6%
Operating Income:
FedEx Express segment	433	610	(29%)
FedEx Ground segment	626	610	3%
FedEx Freight segment	176	135	30%
Eliminations, corporate and other	(118)	(91)	(30%)

Total Operating Income	1,117	1,264	(12%)
Other Income (Expense):
Interest, net	(114)	(113)	1%
Other, net	(21)	(9)	NM

Total Other Expense	(135)	(122)	11%

Income Before Income Taxes	982	1,142	(14%)
Provision for Income Taxes	386	427	(10%)

Net Income	$596	$715	(17%)

Diluted Earnings Per Share	$2.19	$2.65	(17%)

Weighted Average Common and Common Equivalent Shares	272	269	1%
Capital Expenditures	$1,044	$1,215	(14%)

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

First Quarter Fiscal 2018

(In millions)

	August 31, 2017
	(Unaudited)	May 31, 2017
ASSETS
Current Assets
Cash and cash equivalents	$3,503	$3,969
Receivables, less allowances	8,006	7,599
Spare parts, supplies and fuel, less allowances	516	514
Prepaid expenses and other	697	546

Total current assets	12,722	12,628
Property and Equipment, at Cost	51,540	50,626
Less accumulated depreciation and amortization	25,305	24,645

Net property and equipment	26,235	25,981
Other Long-Term Assets
Goodwill	7,382	7,154
Other assets	3,011	2,789

Total other long-term assets	10,393	9,943

	$49,350	$48,552

LIABILITIES AND STOCKHOLDERS’ INVESTMENT
Current Liabilities
Current portion of long-term debt	$19	$22
Accrued salaries and employee benefits	1,656	1,914
Accounts payable	2,938	2,752
Accrued expenses	3,177	3,230

Total current liabilities	7,790	7,918
Long-Term Debt, Less Current Portion	15,137	14,909
Other Long-Term Liabilities
Deferred income taxes	2,730	2,485
Pension, postretirement healthcare and other benefit obligations	4,313	4,487
Self-insurance accruals	1,603	1,494
Deferred lease obligations	575	531
Deferred gains, principally related to aircraft transactions	126	137
Other liabilities	458	518

Total other long-term liabilities	9,805	9,652
Commitments and Contingencies
Common Stockholders’ Investment
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	3,030	3,005
Retained earnings	21,156	20,833
Accumulated other comprehensive loss	(325)	(415)
Treasury stock, at cost	(7,275)	(7,382)

Total common stockholders’ investment	16,618	16,073

	$49,350	$48,552

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

First Quarter Fiscal 2018

(In millions)

(Unaudited)

	Three Months Ended
	August 31
	2017	2016
Operating Activities:
Net income	$596	$715
Noncash charges:
Depreciation and amortization	751	739
Other, net	219	269
Changes in operating assets and liabilities, net	(976)	(752)

Net cash provided by operating activities	590	971
Investing Activities:
Capital expenditures	(1,044)	(1,215)
Proceeds from asset dispositions and other	6	9

Net cash used in investing activities	(1,038)	(1,206)
Financing Activities:
Principal payments on debt	(12)	(12)
Proceeds from stock issuances	150	40
Dividends paid	(134)	(106)
Purchase of treasury stock	(86)	(222)
Other, net	(6)	(13)

Net cash used in financing activities	(88)	(313)

Effect of exchange rate changes on cash	70	3

Net decrease in cash and cash equivalents	(466)	(545)
Cash and cash equivalents at beginning of period	3,969	3,534

Cash and cash equivalents at end of period	$3,503	$2,989

FEDEX EXPRESS SEGMENT FINANCIAL HIGHLIGHTS

First Quarter Fiscal 2018

(Dollars in millions)

(Unaudited)

	Three Months Ended
	August 31
	2017	2016	%
Revenues:
Package Revenue:
U.S. Overnight Box	$1,750	$1,722	2%
U.S. Overnight Envelope	450	443	2%

Total U.S. Overnight	2,200	2,165	2%
U.S. Deferred	878	810	8%

Total U.S. Package Revenue	3,078	2,975	3%

International Priority	1,741	1,715	2%
International Economy	770	693	11%

Total International Export Package	2,511	2,408	4%
International Domestic[1]	1,044	1,015	3%

Total Package Revenue	6,633	6,398	4%
Freight Revenue:
U.S.	613	616	—
International Priority	470	449	5%
International Economy	381	409	(7%)
International Airfreight	83	93	(11%)

Total Freight Revenue	1,547	1,567	(1%)
Other Revenue[2]	472	495	(5%)

Total Express Revenue	$8,652	$8,460	2%
Operating Expenses:
Salaries and employee benefits	3,196	3,109	3%
Purchased transportation	1,366	1,325	3%
Rentals and landing fees	490	487	1%
Depreciation and amortization	417	420	(1%)
Fuel	603	555	9%
Maintenance and repairs	460	393	17%
Intercompany charges	488	462	6%
Other	1,199	1,099	9%

Total Operating Expenses	8,219	7,850	5%

Operating Income	$433	$610	(29%)

Operating Margin	5.0%	7.2%	(2.2	pts)

1 - International Domestic revenues represent international intra-country operations.

2 - Includes FedEx Trade Networks.

FEDEX EXPRESS SEGMENT OPERATING HIGHLIGHTS

First Quarter Fiscal 2018

(Unaudited)

	Three Months Ended
	August 31
	2017	2016	%
PACKAGE STATISTICS[1]
Average Daily Package Volume (000s):
U.S. Overnight Box	1,188	1,255	(5%)
U.S. Overnight Envelope	557	570	(2%)

Total U.S. Overnight Package	1,745	1,825	(4%)
U.S. Deferred	876	824	6%

Total U.S. Domestic Package	2,621	2,649	(1%)

International Priority	502	500	—
International Economy	252	238	6%

Total International Export Package	754	738	2%
International Domestic[2]	2,421	2,309	5%

Total Average Daily Packages	5,796	5,696	2%

Yield (Revenue Per Package):
U.S. Overnight Box	$22.67	$21.11	7%
U.S. Overnight Envelope	12.43	11.96	4%

U.S. Overnight Composite	19.40	18.25	6%
U.S. Deferred	15.42	15.12	2%

U.S. Domestic Composite	18.07	17.28	5%

International Priority	53.25	52.78	1%
International Economy	46.97	44.78	5%

Total International Export Composite	51.16	50.20	2%
International Domestic[2]	6.64	6.76	(2%)

Composite Package Yield	$17.61	$17.28	2%

FREIGHT STATISTICS[1]
Average Daily Freight Pounds (000s):
U.S.	7,727	8,067	(4%)
International Priority	4,906	4,793	2%
International Economy	10,281	11,154	(8%)
International Airfreight	1,778	1,869	(5%)

Total Avg Daily Freight Pounds	24,692	25,883	(5%)

Revenue Per Freight Pound:
U.S.	$1.22	$1.18	3%
International Priority	1.48	1.44	3%
International Economy	0.57	0.57	—
International Airfreight	0.72	0.76	(5%)

Composite Freight Yield	$0.96	$0.93	3%
Operating Weekdays	65	65	—

1 - Package and freight statistics do not include FedEx Trade Networks.

2 - International Domestic revenues represent international intra-country operations.

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

First Quarter Fiscal 2018

(Dollars in millions)

(Unaudited)

	Three Months Ended
	August 31
	2017	2016	%
FINANCIAL HIGHLIGHTS
Revenues:
FedEx Ground	$4,241	$3,891	9%
FedEx Supply Chain	398	399	—

Total Revenues	$4,639	$4,290	8%
Operating Expenses:
Salaries and employee benefits	836	766	9%
Purchased transportation	1,859	1,692	10%
Rentals	201	181	11%
Depreciation and amortization	173	163	6%
Fuel	2	2	—
Maintenance and repairs	82	76	8%
Intercompany charges	354	325	9%
Other	506	475	7%

Total Operating Expenses	4,013	3,680	9%

Operating Income	$626	$610	3%

Operating Margin	13.5%	14.2%	(0.7	pts)
OPERATING STATISTICS[1]
Operating Weekdays	65	65	—
Average Daily Package Volume (000s)	7,688	7,389	4%
Yield (Revenue Per Package)	$8.47	$8.09	5%

1 - Operating statistics include only the operations of FedEx Ground (including FedEx SmartPost).

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

First Quarter Fiscal 2018

(Dollars in millions)

(Unaudited)

	Three Months Ended
	August 31
	2017	2016	%
FINANCIAL HIGHLIGHTS
Revenue	$1,752	$1,658	6%
Operating Expenses:
Salaries and employee benefits	802	772	4%
Purchased transportation	258	259	—
Rentals	36	30	20%
Depreciation and amortization	69	64	8%
Fuel	97	91	7%
Maintenance and repairs	57	54	6%
Intercompany charges	126	126	—
Other	131	127	3%

Total Operating Expenses	1,576	1,523	3%

Operating Income	$176	$135	30%

Operating Margin	10.0%	8.1%	1.9	pts
OPERATING STATISTICS
LTL Operating Weekdays	65	65	—
Average Daily LTL Shipments (000s)
Priority	74.4	72.5	3%
Economy	31.6	32.3	(2%)

Total Average Daily LTL Shipments	106.0	104.8	1%
Weight Per LTL Shipment (lbs)
Priority	1,184	1,176	1%
Economy	1,147	1,098	4%

Composite Weight Per LTL Shipment	1,173	1,152	2%
LTL Revenue/Shipment
Priority	$226.16	$217.50	4%
Economy	277.04	255.46	8%

Composite LTL Revenue/Shipment	$241.34	$229.20	5%
LTL Revenue/CWT
Priority	$19.11	$18.49	3%
Economy	24.15	23.26	4%

Composite LTL Revenue/CWT	$20.58	$19.89	3%